UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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TEAMSTAFF, INC.

(Name of Registrant as Specified In Its Charter)

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TEAMSTAFF, INC.
1 Executive Drive, Suite 130
Somerset, New Jersey 08873
NOTICE OF
THE ANNUAL MEETING OF SHAREHOLDERS
To Be Held on August 19, 2010
Date, Time and Location
     You are cordially invited to the Annual Meeting of Shareholders of TeamStaff, Inc., a New Jersey corporation to be held at the Holiday Inn, 195 Davidson Avenue, Somerset, New Jersey 08873, on August 19, 2010 at 10:00 a.m. local time.
Agenda
The agenda for the annual meeting is as follows:
     1. To elect two Class II Directors to hold office for a period of three years until 2013 or until a successor is duly qualified and elected;
     2. Ratifying the appointment of Withum Smith + Brown, PC as our independent registered public accounting firm for the fiscal year ending September 30, 2010; and
     3. To transact such other business that may properly be brought before the annual meeting or any adjournment or postponement of the annual meeting.
Record Date
     The record date for the annual meeting is July 8, 2010. Only shareholders of record at the close of business on that date are entitled to notice of, and to vote at, the annual meeting. A list of these shareholders will be available for inspection at TeamStaff’s principal financial offices at 1 Executive Drive, Suite 130, Somerset, NJ 08873 for a period of ten days before the annual meeting.
Voting
     Whether or not you plan to attend, to assure that your shares are represented at the meeting please either complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope or follow the instructions to vote your shares by the Internet or telephone. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify the secretary of the corporation, in writing, prior to the annual meeting of stockholders. We have included a postage-prepaid envelope for your use, or you may follow the instructions on your proxy card for voting by Internet or by telephone. Submitting your instructions by any of these methods will not affect your right to attend the meeting and vote in person.
Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders on August 19, 2010
The Proxy Statement and our 2009 Annual Report to Stockholders are available at:
http://www.cstproxy.com/teamstaff/2010.
By Order of the Board of Directors
Victor J. DiGioia
Secretary
Dated: July 16, 2010

TEAMSTAFF, INC.
1 Executive Drive, Suite 130
Somerset, New Jersey 08873
PROXY STATEMENT
For
Annual Meeting of Shareholders
to be held on August 19, 2010
     This proxy statement and the accompanying form of proxy are being furnished to you as a shareholder of TeamStaff, Inc., a New Jersey corporation (“TeamStaff” or the “Company”), in connection with the Annual Meeting of Shareholders to be held on August 19, 2010 at 10:00 a.m. (Eastern time) at the Holiday Inn, 195 Davidson Avenue, Somerset, New Jersey 08873, and at any adjournment or postponement of the meeting. This proxy statement and the accompanying form of proxy will be first sent on or about July 16, 2010 to shareholders entitled to vote at the annual meeting.
SOLICITATION, VOTING AND REVOCABILITY OF PROXIES
     On July 8, 2010 (the “Record Date”), there were issued and outstanding 5,103,482 shares of common stock. Only holders of common stock of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the annual meeting and any adjournment thereof. Each share of common stock is entitled to one vote on each matter submitted to stockholders. Voting is on a non-cumulative basis. Shares of TeamStaff’s common stock represented by an effective proxy in the accompanying form will, unless contrary instructions are specified in the proxy, be voted:
1.	FOR the election of the two (2) persons nominated by the board of directors to serve as Class II Directors;

2.	FOR the ratification of Withum Smith + Brown, PC as our independent registered public accounting firm for the fiscal year ending September 30, 2010; and

3.	FOR such other matters as may be properly brought before the meeting and for which the persons named on the enclosed proxies determine, in their sole discretion to vote in favor.
Quorum
     Under TeamStaff’s bylaws, the presence, either in person or by proxy, of the holders of a majority of the outstanding shares of the Company’s common stock is necessary to constitute a quorum permitting action to be taken at the annual meeting. Shares are counted as present at the meeting if you are present in person at the meeting, or if you have properly submitted a proxy. In addition, abstentions and broker non-votes are counted as present at the annual meeting for the purpose of determining the presence of a quorum. A “broker non-vote” occurs when a broker or nominee holding shares for a beneficial owner in “street name” does not vote on a particular proposal, because the broker or nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.
Vote required
     Election of directors is by plurality vote, with the two nominees receiving the highest vote totals to be elected as Class II Directors of TeamStaff. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors. The ratification of the appointment of Withum Smith + Brown, PC as our independent registered public accounting firm for fiscal 2010 requires the affirmative vote by holders of at least a majority of the shares of TeamStaff’s common stock who attend the meeting in person or are represented at the meeting by proxy. Abstentions will have the effect of a vote against this proposal, while broker non-votes will not be taken into account in determining the outcome of the vote on this proposal.

     Any other matter submitted to the shareholders will require the affirmative vote of a majority of the shares represented and entitled to vote, in person or by proxy, at the annual meeting, unless a greater percentage is required either by law or by our amended certificate of incorporation or bylaws. If you “abstain” from voting on any of these matters, your abstention will be considered as present and entitled to vote for purposes of determining the presence of a quorum, but will have the effect of a vote against the particular matter. In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the annual meeting of stockholders. The board of directors is not currently aware of any such other matters. If any other matter does properly come before the annual meeting, the board of directors intends that the persons named in the enclosed form of proxy will vote on such matter in accordance with their judgment. The persons named as proxies may propose one or more adjournments of the meeting to permit further solicitations of proxies or for other reasons. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting.
Manner of Voting
     Shareholders whose shares are registered in their own names may vote via the Internet, by telephone or by mailing a completed proxy card as an alternative to voting in person at the meeting. Instructions for voting via the Internet, by telephone and by mail are set forth on the enclosed proxy card and are summarized below. For shares held in street name, please refer to the voting instruction card included by your broker or nominee.
     By Internet—If you have Internet access, you may submit your proxy by following the “Vote by Internet” instructions on the proxy card.
     By Telephone—You may submit your proxy via telephone by following the “Vote by Telephone” instructions on the proxy card.
     By Mail—You may submit your proxy by signing your proxy card and mailing it in the enclosed, postage-prepaid envelope.
     If you choose to vote in person, you can attend the annual meeting and cast your vote in person.
     If you are a registered holder, your shares will be voted in the manner that you indicate in your proxy. The proxy card provides spaces for you to vote “FOR,” or to “WITHHOLD” your authority to vote your shares for the nominees for Class II Directors. The proxy card also provides spaces for you to vote “FOR” or “AGAINST” or “ABSTAIN” from voting in connection with our proposal to ratify the appointment of Withum Smith + Brown, PC as our independent registered public accounting firm for fiscal 2010. If you return a signed proxy card but do not indicate how you wish to vote your shares, your shares will be voted FOR the election of the nominees for Class II Director and FOR the ratification of Withum Smith + Brown, PC as our independent registered public accounting firm for fiscal 2010.
     Shares held in Street Name
     If you hold your shares in street name, you should follow the directions provided by your broker or nominee regarding how to instruct your broker or nominee. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below. Many banks and brokerage firms have a process for their beneficial holders to provide instructions over the phone or via the Internet. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided. If you hold your shares in “street name” through a broker or other nominee, then the broker who holds your shares has the authority under the applicable stock exchange rules to vote on certain items when they have not received instructions from you. If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (proposal 1 of this proxy statement). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Recent changes in regulation were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (proposal 2 of this proxy statement).
Revocation of Proxies
     Any proxy may be revoked at any time before it is voted at the annual meeting. A shareholder may revoke a proxy by submitting a proxy bearing a later date or by notifying the secretary of TeamStaff either in writing prior to the annual meeting or in person at the annual meeting. Revocation is effective only upon receipt of such notice by the secretary of TeamStaff. Shareholders who hold their shares through a broker, bank or other nominee and wish to vote at the meeting must bring to the meeting a letter from the broker, bank or other nominee confirming their beneficial ownership of the shares to be voted.
Solicitation of Proxies
     TeamStaff will bear the cost of the solicitation of proxies by the board of directors. The board of directors may use the services of its executive officers and certain directors to solicit proxies from shareholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians and nominees to send proxies, proxy statements and other material to the beneficial owners of TeamStaff’s common stock held of record by such persons, and TeamStaff may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing. Rules adopted by the Securities and Exchange Commission allow companies to send stockholders a notice of Internet availability of proxy materials, rather than mail them full sets of proxy materials. This year, we chose to mail full packages of materials to stockholders. However, in the future we may take advantage of this new distribution option. If, in the future, we choose to send such notices, they would contain instructions on how stockholders can access our notice of annual meeting and proxy statement via the Internet. It would also contain instructions on how stockholders could request to receive their materials electronically or in printed form on a one-time or ongoing basis.
Annual Report
     The Annual Report to Shareholders on Form 10-K for the fiscal year ended September 30, 2009, including financial statements, accompanies this proxy statement. Any reference in this proxy statement to the “year” or the “fiscal year” means TeamStaff’s fiscal year commencing October 1, 2008 to and including September 30, 2009 unless otherwise specifically indicated.
Principal Offices
     The principal executive offices of TeamStaff are located at 1 Executive Drive, Suite 130, Somerset, New Jersey 08873; TeamStaff’s telephone number is (866) 352-5304.
Recommendation of the Board of Directors
     The recommendations of our board of directors are set forth in the description of the matters to be acted on in this proxy statement. In summary, our board of directors recommends a vote:
•	FOR election of the nominees for Class II Directors (see PROPOSAL 1); and

•	FOR the ratification of Withum Smith + Brown, PC as our independent registered public accounting firm for fiscal 2010 (see PROPOSAL 2).
     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, they will vote in their own discretion. If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors.

PROPOSAL I — ELECTION OF DIRECTORS
Board Structure and Nominees
     Our certificate of incorporation provides for the classification of the board into three classes of directors, each class as nearly equal in number as possible, but not less than one director, and each director to serve for a three-year term, staggered by class. The certificate of incorporation provides that any class of directors of TeamStaff may be removed by the shareholders only for cause by the affirmative vote of the holders of at least 66 2/3% of the combined voting power of all outstanding voting stock. Any vacancies on the board are filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Any person nominated by the board of directors to fill the vacancy will serve until completion of the term of the class member being filled.
     The affirmative vote of a plurality of the votes cast, voting together as a single class at the annual meeting of shareholders, is required to elect the nominees for Class II Directors. All proxies received by the board of directors will be voted for the election as directors of the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in his stead. The board of directors knows of no reason to anticipate that this will occur. No family relationship exists between any of our nominees for election as a director and other directors or executive officers of TeamStaff.
     The terms of the Class II Directors expire at this annual meeting. The present directors of TeamStaff nominated for re-election to TeamStaff’s board of directors as Class II Directors at the annual meeting are Messrs. Frederick G. Wasserman and William H. Alderman. Both Class II Directors nominated for election at the annual meeting are currently serving as directors of TeamStaff and are standing for re-election. As previously reported, on March 18, 2010, Karl W. Dieckmann, the Vice Chairman of the board of directors and a Class II Director, notified the Company that he would not stand for reelection at this annual meeting of stockholders.
     Our board of directors is currently constituted as set forth in the following table. The Class II Directors are the only directors nominated for election at the annual meeting.

		Director	Current
		Continuously	Term
Name	Position with Company and Age	Since	Expires
	CLASS II — NOMINEES

Frederick G. Wasserman	Chairman of the Board, 55	2007	2010
William H. Alderman	Director, 47	2007	2010

	CLASS I

T. Stephen Johnson	Director, 59	2001	2012
Peter Black	Director, 38	2005	2012

	CLASS III

Martin J. Delaney	Director, 67	1998	2011
Zachary C. Parker	Director, President and	2010	2011
	Chief Executive Officer, 52
     We reported on November 3, 2009, that Mr. Rick J. Filippelli, who has served as our President and Chief Executive Officer since January 2007 and was a member of our board of directors, informed the board of his intent to resign from such positions in connection with the strategic shift in our current business plan. Mr. Filippelli’s resignation as President, Chief Executive Officer and a director became effective as of February 5, 2010 and his resignation from our board was effective at such time. On February 9, 2010, we entered into an employment agreement with Mr. Zachary C. Parker, pursuant to which he agreed to serve as our Chief Executive Officer and President commencing on February 22, 2010. Pursuant to his employment agreement, Mr. Parker was elected to our board of directors effective on February 22, 2010.
Business Experience of Board of Directors and Nominees
     William H. Alderman joined the board of directors in January 2007. Mr. Alderman has over 15 years experience providing investment banking services across multiple industries, with a particular expertise in financings, and mergers and acquisitions in the aerospace and defense industry. Since March 2001, Mr. Alderman has been the President of Alderman & Company Capital, LLC, a securities broker specializing in the aerospace and defense industries. Mr. Alderman started his career at Bankers Trust Company and has held senior positions in investment management and corporate development at GE Capital, Aviation Sales Company, and most recently as managing director of the aviation investment banking practice of Fieldstone Investments. Mr. Alderman received a MBA from the J.L. Kellogg Graduate School of Management in 1989 and is also a graduate of Kenyon College and the Taft School. Mr. Alderman is currently a director of Breeze-Eastern Corp. (member — Strategic Planning Committee).
     Peter Black joined the board of directors in March 2005. For the past ten years, Mr. Black has been an Investment Analyst and Portfolio Manager at Wynnefield Capital, Inc., where he is responsible for researching and identifying small-cap value investments. Mr. Black has initiated investments on Wynnefield’s behalf that span multiple industries. Prior to joining Wynnefield, Mr. Black was an investment banker in the mergers and acquisition departments of UBS Securities and SG Cowen & Co. Mr. Black is a graduate of Boston College and received his MBA from Fordham University. Wynnefield Capital, Inc., through certain of its investment funds, is the owner of approximately 26% of our outstanding shares of common stock. Mr. Black is currently a director of Underground Solutions, Inc. (member — Compensation and Audit Committees).
     Martin J. Delaney joined the board of directors in July 1998. Mr. Delaney served as a Senior Vice President of TeamStaff from January 2005 to December 2005. Mr. Delaney is an attorney and healthcare executive who began his hospital management career in 1971 as an assistant administrator at Nassau County Medical Center. He has been a director of a large regional health maintenance organization on Long Island, the Hospital Association of New York State, the Greater New York Hospital Association, and chairman of the Nassau-Suffolk Hospital Council. He has been President, CEO and a director of Winthrop University Hospital, Winthrop South Nassau University Health Care Systems, and the Long Island Health Network. He has a graduate degree in health care management from The George Washington University and a law degree from St. John’s University. He has been admitted to practice in New York State and federal courts.
     T. Stephen Johnson has been a director of Teamstaff since September 2001 and served as the Chairman of the Board of TeamStaff from September 2001 until July 2009. He has served as Chairman of T. Stephen Johnson & Associates, Inc., financial services consulting firm, and its related entities since inception in 1986. Mr. Johnson is a long-time banking consultant and Atlanta-based entrepreneur who has advised and organized dozens of community banks throughout the Southeast. He is Chairman Emeritus of Netbank, an Internet-only bank, as well as Chairman and principal owner of Bank Assets, Inc., a provider of benefit programs for directors and officers of financial institutions. Mr. Johnson is Chairman of the Board of Director, Inc. a company specializing in providing financial services for un-banked individuals and member of the board of the Bank of Atlanta.
     Zachary C. Parker joined the board of directors of TeamStaff and became TeamStaff’s President and Chief Executive Officer in February 2010. Mr. Parker has extensive experience in the government services industry in a variety of leadership roles focused on the provision of program management and systems engineering services, logistics and complementary services for the U.S. Department of Defense, civil agencies and commercial clients. From March 2008 to February 2010 Mr. Parker held increasing leadership positions with aerospace and defense service provider VT Group plc’s US operations. These included President of VT Griffin, its largest US entity, and Corporate Executive VP for business development for the entire US operations. In that capacity, Mr. Parker was responsible for strategic planning, new business development and overseeing business intelligence and market research and communications. Mr. Parker joined the VT Group following a nineteen year career with Northrop Grumman where he held a number of key leadership and business development positions, including the position of Executive Director, Business Development, which he held from March 2005 to February 2008. Mr. Parker is active in both professional and community associations including the Governmental Affairs Committee of the Washington DC-based Professional Services Council and has served as industry co-chair of the Government/Industry Partnership Executive Council. Mr. Parker earned his bachelors degree from California State University, Northridge, with honors, specializing in Human Factors Engineering and has completed post-graduate studies.
     Frederick Wasserman joined the board of directors in January 2007 and was appointed its Chairman of the Board in July 2009. Mr. Wasserman is President of FGW Partners, LLC, a financial management consulting firm he started, effective as of May 1, 2008. From August 2005 until December 31, 2006, Mr. Wasserman was the Chief Operating/Financial Officer for Mitchell & Ness Nostalgia Co., a privately-held manufacturer and distributor of licensed sportswear and authentic team apparel. Prior to Mitchell & Ness, Mr. Wasserman served as the President of Goebel of North America, a U.S. subsidiary of the German specialty gift maker, from January 2001 to February 2005. Mr. Wasserman also served as the Chief Financial Officer of Goebel North America in 2001. Prior to Goebel, Mr. Wasserman served as both the Interim President and full-time Chief Financial Officer of Papel Giftware from 1995 to 2001. Mr. Wasserman spent the first 13 years of his career in the public accounting profession. He received a Bachelor of Science degree in Economics from the University of Pennsylvania’s Wharton School, and has been a Certified Public Accountant. Mr. Wasserman also serves as a director of Acme Communications, Inc. (chairman- Nominating Committee, member- Audit Committee), Allied Defense Group, Inc. (member-Audit Committee, Ethics and Governance Committee), Breeze Eastern Corporation (chairman- Audit Committee), Gilman + Ciocia, Inc. (chairman- Compensation Committee, member- Audit Committee), Crown Crafts, Inc. and AfterSoft Group, Inc. (chairman — Audit Committee and member — Governance and Nomination Committee).
Qualifications of Nominees and Directors
     Our Nominating and Corporate Governance Committee has evaluated and recommended each of the directors currently standing for election at the annual meeting. The following table summarizes the specific experience, qualifications, attributes or skills of the directors and director nominees that led our Nominating and Corporate Governance Committee to conclude that such persons should serve as a director of Teamstaff:

Nominees	Relevant Experience and Qualifications

William H. Alderman	Approximately twenty years of experience in corporate development and investment banking in the aerospace and defense industry, which are businesses that encompass significant government contracting expertise. Possesses a breadth of knowledge about TeamStaff’s business as a result of service on our board since 2007.

Peter Black	Significant business and financial experience and background in investment banking derived from experience with Wynnefield Capital, Inc. and prior employers in the investment banking industry. From his investment banking experience, Mr. Black provides the board with meaningful guidance in creating shareholder value. Breadth of knowledge about TeamStaff’s business as a result of service on our board since 2005.

Martin J. Delaney	Extensive experience as an executive in the healthcare industry with over 35 years of management positions in various capacities in healthcare businesses, including service as chief executive of a hospital. From his education and training as an attorney, Mr. Delaney provides the board with a valuable perspective in considering various matters affecting the Company. Possesses a breadth of knowledge about TeamStaff’s business as a result of service on our board since 1998 and service as senior vice president during 2005.

T. Stephen Johnson	Significant business and financial experience derived from approximately twenty five years of experience in the banking and financial services industries. From his banking experience, Mr. Johnson provides TeamStaff with specific insights in considering matters concerning the capital markets. Possesses a breadth of knowledge about TeamStaff’s business as a result of service on our board since 2001.

Nominees	Relevant Experience and Qualifications

Zachary C. Parker	Mr. Parker is our President and Chief Executive Officer and has extensive executive experience in the government services industry. As a result of his position as our President and Chief Executive Officer, he has a deep understanding of our operations and strategy and his prior executive experience provides him with significant knowledge of the government services industry.

Frederick G. Wasserman	Significant business, accounting and financial experience arising from service as Chief Financial Officer and executive officer of Mitchell & Ness Nostalgia Co., Goebel of North American and Papel Giftware as well as 13 years of experience in the public accounting profession. From his experience serving on the board of numerous companies, including Allied Defense Group, Inc., a government contractor, Mr. Wasserman provides the Company with meaningful management and corporate governance expertise. Possesses a breadth of knowledge about TeamStaff’s business as a result of service on our board since 2007.
Business Experience of Executive Officers
     Set forth below is information regarding each of our executive officers as of the Record Date. Further information about Mr. Parker is presented above under the heading “Business Experience of Board of Directors and Nominees”.

Name	Age	Positions
Zachary C. Parker	52	President, Chief Executive Officer and Director

Cheryl Presuto	45	Chief Financial Officer, Controller

Kevin Wilson	44	President, TeamStaff Government Solutions, Inc.
     Cheryl Presuto was appointed to the position of Chief Financial Officer in October 2007. She also serves as the Company’s Controller, a position she has held since August 2004. Ms. Presuto previously served as TeamStaff’s Accounting Manager since January 2002. Prior to joining TeamStaff, Ms. Presuto spent four years with the newspaper division of Gannett, Inc., where she served as Accounting Manager and Assistant Controller. Prior to joining Gannett, Ms. Presuto held various accounting and consulting positions. Ms. Presuto holds a Bachelor of Science degree in Accounting from Fairleigh Dickinson University where she graduated summa cum laude.
     Kevin Wilson was appointed as the President of TeamStaff GS in October 2008. Previously, Mr. Wilson served as the Director of TeamStaff GS from June 2007 through September 2008. From January 2004 to June 2007, Mr. Wilson served as the Director of Strategic Alliances of Varec, Inc., where he was responsible for business development in the domestic and foreign defense markets. Prior to his tenure at Varec, Inc., from March 1997 to January 2004, Mr. Wilson was the Program Manager for a multiyear defense services contract with Endress Hauser Systems & Gauging. Mr. Wilson also worked at Tracer Research Corporation from January 1990 to March 1997, where he was Project Manager for the United States Air Force, Air Combat Command professional services contract. Mr. Wilson holds a Bachelor of Science degree in Business Marketing from Northwest Missouri State University.
Meetings of the Board of Directors; Independence and Committees
     During the fiscal year ended September 30, 2009, the board of directors met on 8 occasions. Our board of directors determined that as of September 30, 2009, Messrs. Alderman, Black, Delaney, Dieckmann, Johnson and Wasserman satisfied the independence requirements within the meaning of the Nasdaq Marketplace Rules.

     The board of directors has five standing committees: Audit Committee, Management Resources and Compensation Committee, Executive Committee, Nominating and Corporate Governance Committee and Strategic Planning Committee. Each of these committees has a written charter approved by the board of directors. Other than the charter of the Strategic Planning Committee, all of the charters of our board committees, as well as the Company’s corporate governance guidelines, are available at the Company’s website, www.teamstaff.com (click on “Investors”, then on “Corporate Governance”).
     For the fiscal year ended September 30, 2009, a general description of the duties of the committees, their members and number of times each committee met were as follows:
     Audit Committee. A copy of the Audit Committee’s amended and restated charter may be viewed on our website at www.teamstaff.com. TeamStaff’s Audit Committee acts to: (i) review with management the finances, financial condition and interim financial statements of TeamStaff; (ii) review with TeamStaff’s independent registered public accounting firm the year-end financial statements; and (iii) review implementation with the independent registered public accounting firm and management any action recommended by the independent registered public accounting firm and the retention and termination of TeamStaff’s independent registered public accounting firm. From October 1, 2008 to the present, the members of our Audit Committee were and are Mr. Wasserman (Chair), Mr. Black and Mr. Dieckmann. Mr. Wasserman is also designated as our audit committee financial expert. During the 2009 fiscal year, all of the members of our Audit Committee were “independent” within the definition of that term as provided by the Nasdaq Marketplace Rules. During the fiscal year ended September 30, 2009, the Audit Committee met on 5 occasions.
     Management Resources and Compensation Committee. The charter governing the activities of the Management Resources and Compensation Committee (sometimes referred to as the “Compensation Committee”) may be viewed online on our website at www.teamstaff.com. The Management Resources and Compensation Committee functions include negotiation and review of all employment agreements of executive officers of TeamStaff and administration of TeamStaff’s 2006 Long Term Incentive Plan, its 2000 Employee Stock Option Plan and Non-Executive Director Stock Option Plan. From October 1, 2008 to the present, the members of the Management Resources and Compensation Committee were and are Mr. Black (Chair), Mr. Dieckmann and Mr. Johnson. At all times, members of the Management Resources and Compensation Committee satisfied the independence requirements of the Nasdaq Marketplace Rules. During the fiscal year ended September 30, 2009, this committee met on 3 occasions.
     Nominating and Corporate Governance Committee. The charter governing the activities of the Nominating and Corporate Governance Committee may be viewed online on our website at www.teamstaff.com. Pursuant to its charter, the Nominating and Corporate Governance Committee’s tasks include reviewing and recommending to the board issues relating to the board’s composition and structure; establishing criteria for membership and evaluating corporate policies relating to the recruitment of board members; implementing and monitoring policies regarding principles of corporate governance in order to ensure the board’s compliance with its fiduciary duties to the Company and its shareholders; and making recommendations regarding proposals submitted by shareholders. The Nominating and Corporate Governance Committee functions also include the review of all candidates for a position on the board of directors including existing directors for re-nomination and reports its findings with recommendations to the board. The Nominating and Corporate Governance Committee solicits candidates on behalf of TeamStaff to fill any vacancy on the board. The members of the Nominating and Corporate Governance Committee members are Mr. Alderman (Chair), Mr. Delaney, Mr. Dieckmann and Mr. Johnson, each of whom satisfy the independence requirements of the Nasdaq Marketplace Rules. Mr. Delaney was appointed to this committee in April 2009. During the fiscal year ended September 30, 2009, this committee met on 2 occasions.
     Strategic Planning Committee. The board of directors established a Strategic Planning Committee on July 30, 2009. Members of this committee are Messrs. Alderman, Black, Delaney and Wasserman. Mr. Alderman serves as the chairman of this committee. The Strategic Planning Committee was created in order to confirm the strategic decisions of the Company and, as necessary, engage the services of outside professionals to assess the market for the Company’s products and services, and confirm or suggest modifications to, the Company’s business plans. During the 2009 fiscal year, the Strategic Planning Committee met on 2 occasions.
     Executive Committee. The board of directors created an Executive Committee effective September 4, 2001. Executive Committee members are currently Mr. Karl W. Dieckmann and Mr. Rick Wasserman. Mr. Wasserman

replaced Mr. Johnson on this committee at the time of his appointment as the Chairman of the Board. Mr. Wasserman serves as its chairman. This committee did not meet during the fiscal year ended September 30, 2009.
     No member of the board or any committee failed to attend at least, or participated in fewer than, 75% of the meetings of the board or of a committee on which such member serves.
Corporate Governance
     Board Leadership Structure
     We have separated the positions of chairman of the board and chief executive officer consistent with the view of the board that such a structure is the most appropriate for us based on the size of the board as well as the experience of the applicable individuals, the current business environment of our company or other relevant factors. Further, the board believes that the separation of the positions of chief executive officer and chairman of the board strengthens its governance structure, fosters clear accountability and enhances alignment on corporate strategy. We will continue to review this structure from time to time in accordance with the needs of the Company.
     Board’s Role in Oversight of Risk
     The board of directors does not have a separate risk oversight body but rather manages risk directly. The board of directors mitigates risks through discussing with management the appropriate level of risk for the Company and evaluating the risk information received from management. These risks include financial, technological, competitive, and operational risks. Further, the Audit Committee receives updates from senior management and assesses risk in satisfaction of their risk management role in accordance with the Audit Committee charter. Our Audit Committee charter provides that the Audit Committee is responsible for monitoring material financial and operating risks of the Company. On a quarterly basis, management reports to the Audit Committee regarding our various risk areas. In addition, each of the other committees of the board of directors considers risks within its area of responsibility.
     Nominating Matters
     Our Nominating and Corporate Governance Committee considers candidates for election to our board of directors, whether recommended by security holders or otherwise, in accordance with the following criteria. The Nominating and Corporate Governance Committee applies the following general criteria to all candidates:
•	Nominees shall have a reputation for integrity, honesty and adherence to high ethical standards.

•	Nominees should have demonstrated business acumen, experience and the ability to exercise sound judgment in matters that relate to current and long term objectives of the Company and should be willing and able to contribute positively to TeamStaff’s decision-making process.

•	Nominees should have a commitment to understand the Company and its industries and to regularly attend and participate in meetings of the board and its committees.

•	Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include shareholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all shareholders.

•	Nominees should not have, nor appear to have, a conflict of interest that would impair the nominees’ ability to represent the interests of all the Company’s shareholders and to fulfill the responsibilities of a director.

•	Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, disability or any other basis proscribed by applicable law.
     The re-nomination of existing directors is not to be viewed as automatic, but is based on continuing qualification under the various criteria set forth above. In addition, the Nominating and Corporate Governance Committee considers the existing director’s performance on the board and any committee thereof. The Nominating and Corporate Governance Committee also considers the backgrounds and qualifications of the directors considered as a group. Although the Company does not have a formal policy with regard to the consideration of diversity in identifying nominees, the Nominating and Corporate Governance Committee will consider whether the candidate assists in achieving a mix of members that represents a diversity of background and experience, including with respect to age, gender, international background, race and specialized experience. Accordingly, the Nominating and Corporate Governance Committee strives to ensure that the board, when taken as a whole, provides a significant breadth of experience, knowledge and abilities that shall assist the board in fulfilling its responsibilities. Nominees for the board of directors should be committed to enhancing long-term stockholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Nominating and Corporate Governance Committee may from time to time review the appropriate skills and characteristics required of board members, including such factors as business experience, diversity, and personal skills in finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective board of directors. In evaluating potential candidates for the board of directors, the Nominating and Corporate Governance Committee considers these factors in the light of the specific needs of the board of directors at that time.
     Procedure for Shareholders in Submitting Director Candidate Recommendations
     Any shareholder who desires the Nominating and Corporate Governance Committee to consider one or more candidates for nomination as a director should, either by personal delivery or by United States mail, postage prepaid, deliver a written recommendation addressed to the Chairman, TeamStaff, Inc. Nominating and Corporate Governance Committee at 1 Executive Drive, Suite 130, Somerset, New Jersey 08873, not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days prior to the anniversary date of the immediately preceding annual meeting or if an annual meeting has not been held in the preceding year, 90 days prior the first Tuesday in April; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each written recommendation should set forth: (a) the name and address of the shareholder making the recommendation and of the person or persons recommended; (b) the consent of such person(s) to serve as a director(s) of the Company if nominated and elected; and (c) a description of how the person(s) satisfy the General Criteria for consideration as a candidate referred to above in the section entitled “Nominating and Corporate Governance Matters.”
     Additional Criteria for Notice of Shareholder Nominees
     In accordance with our by-laws, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the Company in accordance with the terms described in the preceding paragraph. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (“SEC”); and (e) the consent of each nominee to serve as a director of the Company if so elected.

     Shareholder Communications with the Board
     Any shareholder may communicate with the board of directors in writing through the Company’s Corporate Secretary (at TeamStaff, Inc., 1 Executive Drive, Suite 130, Somerset, New Jersey 08873) provided that the communication identifies the shareholder and the number and type of securities held by that shareholder. The secretary reviews such communications, and forwards them to the board of directors unless the secretary, in consultation with the Chief Executive Officer, determines that the communication is inappropriate for the board’s consideration (for example, if it relates to a personal grievance or is unrelated to Company business). The secretary maintains a permanent written record of all such shareholder communications received by the secretary. This process was unanimously approved by the Nominating and Corporate Governance Committee of the board of directors (which is comprised of independent directors).
     Attendance at Annual Meetings
     All of the nominees for directors being voted upon at the annual meeting are directors standing for re-election. Except in the event of unexpected or unusual circumstances, all nominees other directors are expected to be present at the annual meeting of shareholders. During the annual meeting of stockholders held on April 22, 2009, all of our directors were present.
     Management Resources and Compensation Committee Interlocks
     Mr. Peter Black (Chair), Mr. Karl W. Dieckmann and Mr. T. Stephen Johnson served on the Management Resources and Compensation Committee for the fiscal year ended September 30, 2009. There are no interlocks between TeamStaff’s directors and directors of other companies.
Code of Ethics and Business Conduct
     On June 20, 2003, TeamStaff distributed a company-wide Code of Ethics and Business Conduct and Code of Ethics for our Chief Executive Officer, Chief Financial Officer and Controller. Additionally, both the codes were posted on TeamStaff’s internal intranet website and are available on TeamStaff’s Internet web address, www.teamstaff.com. These codes were adopted by TeamStaff’s board of directors, and provide employees with a confidential method of reporting suspected code violations.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own, directly or indirectly, more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities we issue. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on a review of the copies of such reports received by us, we believe that all Section 16(a) filing requirements applicable to our officers, directors and 10% shareholders were complied with during the 2009 fiscal year.
Director Compensation
     Effective as of October 1, 2007, our board determined to reinstitute a cash compensation policy for non-executive directors. Accordingly, our non-executive directors are compensated as follows.
•	The annual director fee for our non-executive directors is $15,000;

•	the Chairman of Board and the Audit Committee Chairman shall receive an additional $3,500 per year;

•	the Vice Chairman of the Board, Chairman of the Management Resources and Compensation Committee and Chairman of the Nominating and Corporate Governance Committee shall each receive an additional $2,500 per year;

•	each non-executive director shall be eligible for an annual grant of 3,750 shares of restricted common stock pursuant to the Company’ 2006 Long Term Incentive Plan;

•	each non-executive director shall be eligible for an additional annual grant of 1,250 shares of restricted stock for each committee membership held by a non-executive director under the Company’s 2006 Long Term Incentive Plan;

•	reasonable and customary expenses incurred in attending the board and committee meetings are reimbursable.
     In addition, on February 12, 2009, our board approved an increase in the cash fees payable to our non-executive directors from $15,000 to $20,000 per annum, effective as of such date. A summary of non-executive director compensation for the year ended September 30, 2009 is as follows:
Summary of Non-Executive Director Compensation

					Change in
					Pension Value
	Fees				and
	Earned			Non-Equity	Nonqualified
	or Paid	Stock	Option	Incentive Plan	Deferred	All Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation
Name (1)	($)	($) (2)	($)	($)	Earnings ($)	($)	Total ($)
T. Stephen Johnson	$21,250	$8,375				$—	$29,625

Karl W. Dieckmann	$20,833	$11,725				$1,557	$34,115

William H. Alderman	$20,833	$8,375				$1,762	$30,970

Peter Black	$20,833	$10,050				$—	$30,883

Martin J. Delaney	$18,333	$8,375				$698	$27,406

Frederick G. Wasserman	$22,417	$10,050				$—	$32,467

(1)	As of September 30, 2009, each director had the following number of Director Plan options outstanding: Mr. Johnson — 3,750; Mr. Dieckmann — 3,750; Mr. Alderman — 0; Mr. Black — 3,125; Mr. Delaney — 2,500; Mr. Wasserman — 0

(2)	No restricted stock awards were granted to our non-executive directors during the 2009 fiscal year. Following the end our 2009 fiscal year, on October 13, 2009, we granted an aggregate of 42,500 shares of restricted stock to our non-executive directors as follows: Mr. Johnson — 6,250 shares; Mr. Dieckmann — 8,750 shares; Mr. Alderman — 6,250 shares; Mr. Black — 7,500 shares; Mr. Delaney — 6,250 shares; and Mr. Wasserman — 7,500 shares. The closing price of our common stock on such date was $1.34.
Report of the Audit Committee of the Board of Directors
     The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of The Nasdaq Stock Market, and operates under a written charter. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm, Withum Smith + Brown, PC, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles. In fulfilling its oversight responsibilities, the Audit Committee:
•	reviewed and discussed the audited financial statements with TeamStaff’s management and its independent registered accounting firm;

•	reviewed with the Company’s independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States of America, their judgments as to the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, “Communications with Audit Committees”, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T;

•	discussed with the independent registered public accounting firm their independence from management and the Company and has received from the independent registered public accountants the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence, and satisfied itself as to the registered public accounting firm’s independence; and

•	discussed with management and the independent registered public accountants the quality and adequacy of the Company’s internal controls and reviewed with the independent registered public accountants, their audit plans, audit scope and identification of audit risks;

•	recommended to the board of directors of TeamStaff, on the basis of the foregoing statements, that the audited financial statements be included in TeamStaff’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009 for filing with the SEC.

The Audit Committee:

Frederick Wasserman, Chair
Karl W. Dieckmann
Peter Black
     The presentation of this report of the Audit Committee does not constitute ''soliciting material’’ and should not be deemed ''filed’’ with the SEC or incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, except to the extent we specifically incorporate this report by reference therein.
Vote Required and Board Recommendation
The affirmative vote of the holders of a plurality of the shares of common stock voting at the annual meeting is required for the approval of the nominees for Class II Directors. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEESS FOR THE CLASS II DIRECTORS AS DESCRIBED IN THIS PROPOSAL NO. 1.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
     Withum Smith + Brown, PC has served as our independent registered public accounting firm since July 2007. The Audit Committee of our board of directors has reappointed Withum Smith + Brown, PC as our independent registered public accountants for the fiscal year ending September 30, 2010, and has further directed that management submit the selection of Withum Smith + Brown, PC as our independent registered public accounting firm for ratification by the stockholders at the annual meeting. Stockholder ratification of the selection of Withum Smith + Brown, PC as our independent registered public accounting firm is not required by our bylaws, New Jersey corporate law or otherwise. The board of directors has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of Withum Smith + Brown, PC as our independent registered public accounting firm, the Audit Committee will reconsider whether to retain that firm for fiscal 2010. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our shareholders and the Company. Representatives of Withum Smith + Brown, PC are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Principal Accountant Fees and Services
     The Audit Committee of the board of directors of TeamStaff has selected Withum Smith + Brown, PC, as its independent registered public accounting firm for the current fiscal year. During the 2009 fiscal year, the audit services provided by Withum Smith + Brown, PC consisted of examination of financial statements, services relative to filings with the Securities and Exchange Commission, and consultation in regard to various accounting matters. The following table presents the total fees billed for professional audit and non-audit services rendered by our independent registered public accounting firm for the years ended September 30, 2009 and 2008, and fees billed for other services rendered by our independent registered public accounting firm during those periods.

	Year Ended September 30,
	2009	2008
Audit Fees (1)	$175,000	$170,000

Audit-Related Fees (2)	—	—

Tax Fees (3)	103,000	106,000

All Other Fees (4)	15,500	13,000

Total	$293,500	$289,000

(1)	Audit services consist of work performed in the examination of financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including attest services and consultation regarding financial accounting and/or reporting standards.

(2)	Audit-related services consist of assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions and special procedures required to meet certain regulatory requirements.

(3)	Tax services consist of all services performed by the independent registered public accounting firm’s tax personnel, except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

(4)	Other services consist of those service not captured in the other categories, principally audit services for the Company’s 401(k) plan.
     Our Audit Committee has determined that the services provided by our independent registered public accounting firm and the fees paid to them for such services has not compromised the independence of our independent registered public accounting firm.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
     Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will submit a detailed description of the audit and permissible non-audit services expected to be rendered during that year for each of four categories of services provided by the independent registered public accounting firm to the Audit Committee for approval. The four categories of services provided by the independent registered public accounting firm are as defined in the footnotes to the fee table set forth above. In addition, management will also provide to the Audit Committee for its approval a fee proposal for the services proposed to be rendered by the independent registered public accounting firm. Prior to the engagement of the independent registered public accounting firm, the Audit Committee will approve both the description of audit and permissible non-audit services proposed to be rendered by the independent registered public accounting firm and the budget for all such services. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service.
     During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires separate pre-approval before engaging the independent registered public accounting firm. To ensure prompt handling of unexpected matters, the Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.
Vote Required and Board Recommendation
The affirmative vote of the holders of a majority of the votes cast at the annual meeting is required for the ratification of Withum Smith + Brown, PC as our independent registered public accounting firm for fiscal 2010. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF WITHUM SMITH + BROWN, PC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2010 AS DESCRIBED IN THIS PROPOSAL NO. 2.

EXECUTIVE COMPENSATION
     This section provides information, in tabular and narrative formats specified in applicable SEC rules, regarding the amounts of compensation paid to each of our named executive officers and related information. As a smaller reporting company, the Company has presented such information in accordance with the scaled disclosure requirements permitted under applicable SEC regulations.
Summary Compensation Table
     The following table sets forth certain information concerning all cash and non-cash compensation awarded to, earned by or paid to our named executive officers, during the two fiscal years ended September 30, 2009:

Change in Pension
Value and
Nonqualified Deferred
						Stock		Compensation		All Other
Name and Principal		Salary		Bonus		Awards		Earnings		Compensation
Position	Year	($)(1)		($)(2)		($)(3)		($)		($)(4)		Total ($)
Rick J. Filippelli, (†) President and Chief Executive Officer	2009 2008	$ $	290,000 280,000	$ $	— 196,000	$ $	44,625 100,796	$ $	— —	$ $	4,169 4,495	$ $	338,794 581,291

Cheryl Presuto, Chief Financial Officer	2009 2008	$ $	181,000 175,000	$ $	— 87,500	$ $	25,500 57,433	$ $	— —	$ $	2,501 3,394	$ $	209,001 323,327

Dale West, President, TeamStaff Rx (5)	2009		$200,000		$—		$50,500		$—		$990		$251,490

Kevin Wilson, President, TeamStaff GS	2009		$200,000		$—		$25,500		$—		$—		$225,500

(†)	Effective February 5, 2010, Mr. Filippelli resigned as our President, Chief Executive Officer and a director. Mr. Parker’s employment as our President and Chief Executive Officer was effective as of February 22, 2010. Ms. Presuto served as our acting President, in addition to her other officer positions, during the period following the effective date of Mr. Filippelli’s resignation and the commencement of Mr. Parker’s employment.

(1)	“Salary” is comprised of the cash salary paid to the Named Executive Officers during fiscal 2009 and 2008.

(2)	“Bonus” is comprised of cash awards made to the Named Executive Officers in the discretion of the Company’s board of directors as recommended by the Management Resources and Compensation Committee, subject to certain performance and EBITDA requirements.

(3)	“Stock Awards” reflect the portion of restricted stock grants awarded to Named Executives Officers under the Company’s 2006 Long Term Incentive Plan that was recognized by the Company as a compensation expense in fiscal year 2009 and 2008 in accordance with the provisions of FASB ASC Topic 718.

(4)	“All Other Compensation” consists of compensation received from employer matching contributions to the Company’s 401(k) Plan, long term disability insurance premiums and life insurance premiums paid by the Company for each Named Executive Officer.

(5)	As previously reported, Ms. West’s employment was terminated on January 4, 2010 in connection with the disposition by the Company of the assets of TeamStaff Rx.
Additional Information. The summary compensation table above quantifies the amount or value of the different forms of compensation earned by or awarded to our named executive officers in fiscal 2009 and provides a dollar amount for total compensation. Descriptions of the material terms of each named executive officer’s employment agreement and related information is provided under “Employment Agreements with Named Executive Officers” below. The agreements provide the general framework and some of the specific terms for the compensation of the named executive officers. Approval of the Management Resources and Compensation Committee and/or the board of directors is required prior to our entering into employment agreements with its executive officers or amendments to those agreements. However, many of the decisions relating to compensation for a specific year are made by the

Management Resources and Compensation Committee and are implemented without changes to the general terms of employment set forth in those agreements.
During the 2009 fiscal year, the Company granted restricted stock awards to its named executive officers as follows. An aggregate of 70,000 shares of restricted stock were granted to Mr. Filippelli, with 35,000 shares vesting on January 2, 2010 and the balance vesting on January 2, 2011. Per Mr. Filippelli’s employment agreement, any unvested shares will immediately vest upon termination. An aggregate of 40,000 shares were granted to each of Ms. Presuto, Mr. Wilson and Ms. West. Of these grants, 20,000 shares vested January 2, 2010 and the balance vests on January 2, 2011. Following Ms. West’s departure, however, the vesting conditions applicable to the remaining 20,000 shares will not occur and such shares were cancelled following the disposition by the Company of the operating assets of TeamStaff Rx. Ms. West was also granted an aggregate of 16,612 shares of restricted stock during 2009 pursuant to her employment agreements. These shares were vested as of the grant date. For information regarding the effect on the vesting and treatment of these stock awards on the death, disability or termination of employment of a named executive officer or a change in control of our company, see “Employment Agreements with Named Executive Officers” below. Each award of restricted stock to our named executive officers in fiscal 2009 represents an award of common stock that is subject to certain restrictions, including restrictions on transferability. These restricted stock awards were granted under our 2006 Long Term Incentive Plan (the “2006 Plan”). The restrictions lapse in accordance with the terms of the award agreement. Holders of shares of restricted stock have voting power and the right to receive dividends, if any, that are declared on those shares which are vested. The grants of restricted stock made to our named executive officers vest as described in the footnotes to the above table. The 2006 Plan is administered by the Management Resources and Compensation Committee. The committee has authority to interpret the plan provisions and make all required determinations under those plans. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits. Awards granted under the 2006 Plan are generally only transferable to a beneficiary of a plan participant upon his or her death. However, the committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable laws.
On February 9, 2010, TeamStaff entered into an employment agreement with Mr. Zachary C. Parker pursuant to which he became Chief Executive Officer and President of TeamStaff effective February 22, 2010. Mr. Parker was also elected to the serve on the Company’s board of directors as a Class III Director effective as of February 22, 2010. Mr. Parker succeeds Rick J. Filippelli, who served as the Company’s Chief Executive Officer and President and a member of its board of directors. Mr. Filippelli resigned from his positions with TeamStaff effective February 5, 2010. Information concerning the Company’s employment agreement with Mr. Parker is included below under the caption “Employment Agreements with Named Executive Officers.”
Outstanding Equity Awards at End of 2009
The following table sets forth certain information with respect to outstanding equity awards at September 30, 2009 with respect to the named executive officers.

	Option Awards				Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
								Equity
							Equity	Incentive
							Incentive	Plan Awards:
					Number	Market	Plan Awards:	Market or
	Number of	Number of			of Shares	Value of	Number of	Payout Value of
	Securities	Securities			or Units	Shares or	Unearned	Unearned
	Underlying	Underlying			of Stock	Units of	Shares, Units or	Shares, Units or
	Unexercised	Unexercised	Option		That	Stock That	Other Rights That	Other Rights
	Options	Options	Exercise	Option	Have Not	Have Not	Have Not	That Have Not
	(#)	(#)	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	($)	Date	(#)(1)	($)(2)	(#)(3)	($)(2)
Rick Filippelli	—	—	—	—
					70,000	$105,000
							13,750	$20,625
Cheryl Presuto	4,500	—	$7.84	11/04/09
					40,000	$60,000
							10,000	$15,000
Dale West	—	—	—	—
					40,000	$60,000
							30,000	$45,000
Kevin Wilson	—	—	—	—
					40,000	$60,000
							20,000	$30,000

(1)	Represents unvested portion of stock award granted on January 2, 2009 with a two year vesting schedule.

(2)	The market or payout value of stock awards reported in Columns (g) and (i) is computed by multiplying the number of shares of stock reported in Column (f) and (h) by the closing market price of our Common Stock on the last trading day of fiscal 2009.

(3)	Represents unvested portion of stock award granted to Mr. Filippelli on April 27, 2008, Ms. Presuto on July 30, 2008, Ms. West on December 3, 2008 and Mr. Wilson on October 3, 2008 as part of their employment agreements. These unvested shares are subject to certain performance criteria for the fiscal year ended September 30, 2009 for Mr. Filippelli and Ms. Presuto and for the fiscal years ended September 30, 2009 and 2010 for Ms. West and Mr. Wilson. It was subsequently determined that the performance criteria for fiscal year 2009 was not met and 13,750 shares for Mr. Filippelli, 10,000 shares for Ms. Presuto, 15,000 shares for Ms. West and 10,000 shares for Mr. Wilson were cancelled. As a result of the sale of the operating assets of TeamStaff Rx, the remaining 15,000 shares for Ms. West will not vest and were cancelled on the closing date of such transaction.
Additional Information. Each stock option grant reported in the table above was granted under, and is subject to, our 2000 Employee Plan. The option expiration date shown above is the normal expiration date, and the last date that the options may be exercised. For each named executive officer, the unexercisable options shown above are also unvested. Unvested shares are generally forfeited if the named executive officer’s employment terminates, except to the extent otherwise provided in an employment agreement. For information regarding the effect on vesting of options on the death, disability or termination of employment of a named executive officer or a change in control of our company, see “Employment Agreements with Named Executive Officers” below. If a named executive officer’s employment is terminated by us for cause, options (including the vested portion) are generally forfeited. The exercisable options shown above, and any unexercisable options shown above that subsequently become exercisable, will generally expire earlier than the normal expiration date if the named executive officer’s employment terminates, except as otherwise specifically provided in the named executive officer’s employment agreement. For a description of the material terms of the named executive officer’s employment agreements, see “Employment Agreements with Named Executive Officers” below. Restricted stock awards granted to our named executive officers were granted under the 2006 Plan. This table does not reflect prior grants of restricted stock awards that are fully vested.
Employment Agreements with Named Executive Officers
     The following are summaries of the employment agreements with our named executive officers. The agreements provide the general framework and the specific terms for the compensation of the named executive officers.
Zachary C. Parker
     On February 9, 2010, the Company entered into an employment agreement with Mr. Parker, the terms of which are summarized below. Under the employment agreement, Mr. Parker assumed the positions of Chief Executive Officer and President on February 22, 2010.
•	The employment agreement is for an initial term expiring September 30, 2013. Under the employment agreement, Mr. Parker will receive a base salary of $288,000. Upon any termination of the Employee’s employment on or after the expiration date, other than cause (as defined in the employment agreement), Mr. Parker will be entitled to a severance payment equal to 12 months of his then-current base salary.

•	Mr. Parker may receive a bonus in the sole discretion of the Management Resources and Compensation Committee of the board of directors of up to 70% of his base salary for each fiscal year of employment. The bonus will be based on performance targets and other key objectives established by the committee at the commencement of each fiscal year. For the period commencing on the effective date of the employment agreement and September 30, 2010, Mr. Parker shall be guaranteed a bonus of $45,000. The committee will establish performance targets for the balance of fiscal 2010 in consultation with Mr. Parker within 30 days of the commencement date to enable him to earn an additional bonus for fiscal 2010, not to exceed in the aggregate 70% of the portion of the base salary actually paid in fiscal 2010.

•	The Company granted Mr. Parker options to purchase 500,000 shares of common stock under the Company’s 2006 Plan. The options shall vest as follows: 50,000 options vest on the commencement of his employment; 150,000 options shall vest if the closing price of the Company’s common stock equals or exceeds $3.00 per share for ten consecutive trading days; an additional 50,000 options shall vest if the closing price of the Company’s common stock equals or exceeds $4.00 per share for ten consecutive trading days; an additional 50,000 options shall vest if the closing price of the Company’s common stock equals or exceeds $5.00 per share for ten consecutive trading days; an additional 50,000 options shall vest if the closing price of the Company’s common stock equals or exceeds $6.00 per share for ten consecutive trading days; an additional 50,000 options shall vest if the closing price of the Company’s common stock equals or exceeds $7.00 per share for ten consecutive trading days; and the remaining 100,000 options shall vest if the closing price of the Company’s common stock equals or exceeds $9.00 per share for ten consecutive trading days. The options, to the extent vested, shall be exercisable for a period of ten years at the per share exercise price of $1.03, which was the closing price of the Company’s common stock on the date of execution of the employment agreement. As used in the employment agreement, closing price shall mean the closing price of the Company’s common stock as reported on the principle exchange on which they are listed; provided, however, that in the event of a Change in Control, the closing price shall be equal to the “Change in Control Price”, as defined in the 2006 Plan.

•	In the event of the termination of his employment, the options granted under the employment agreement will be treated as follows: (i) in the event his employment is terminated for cause, options granted and not exercised as of the termination date shall terminate immediately and be null and void; (ii) in the event Mr. Parker’s employment with the Company is terminated due to death, or disability, his (or his estate’s or legal representative’s) right to purchase shares of common stock pursuant to any stock option or stock option plan to the extent vested as of the date of termination shall remain exercisable for a period of 12 months, but in no event after the expiration of the option; (iii) in the event of a termination of his employment other than for good reason, such options, to the extent vested as of the date of termination, shall remain exercisable for a period of three months following such termination date, but in no event after the expiration of option; (iv) in the event Mr. Parker’s employment is terminated by the Company without cause, or by him for good reason, as such terms are defined in the employment agreement, vested options shall remain exercisable in accordance with the 2006 Plan; and (v) in the event of a Change of Control, as defined in the employment agreement, vested options shall remain exercisable in accordance with the 2006 Plan.

•	In the event of the termination of employment by us without “cause” or by Mr. Parker for “good reason,” as those terms are defined in the employment agreement, or in the event his employment is terminated due to his disability, he would be entitled to: (a) a severance payment of 12 months of base salary; (b) continued participation in our health and welfare plans for a period not to exceed 18 months from the termination date; and (c) all compensation accrued but not paid as of the termination date.

•	In the event of the termination of his employment due to his death, Mr. Parker’s estate would be entitled to receive: (a) all compensation accrued but not paid as of the termination date; (b) continued participation in our health and welfare plans for a period not to exceed 18 months from the termination date; and (c) payment of a “pro rata bonus”, which is defined as an amount equal to the maximum bonus Mr. Parker had an opportunity to earn multiplied by a fraction, the numerator of which shall be the number of days from the commencement of the fiscal year to the termination date, and the denominator of which shall be the number of days in the fiscal year in which he was terminated.

•	If Mr. Parker’s employment is terminated by us for “cause” or by him without “good reason,” he is not entitled to any additional compensation or benefits other than his accrued and unpaid compensation.

•	In the event that within 90 days of a “change of control” as defined in the employment agreement,

(a) Mr. Parker is terminated, or (b) his status, title, position or responsibilities are materially reduced and he terminates his employment, the Company shall pay and/or provide to him, the following compensation and benefits: (i) the accrued compensation; (ii) the continuation benefits; and (iii) a lump sum payment equal to 150% of his base salary in effect on the effective date of the change of control. If the payments due in the event of a change in control would constitute an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the aggregate of such credits or payments under the employment agreement and other agreements shall be reduced to the largest amount as will result in no portion of such aggregate payments being subject to the excise tax imposed by Section 4999 of the Code. The priority of the reduction of excess parachute payments shall be in the discretion of Mr. Parker.

•	Pursuant to the employment agreement, Mr. Parker is subject to customary confidentiality, non-solicitation of employees and non-competition obligations that survive the termination of such agreements.
Rick J. Filippelli
     As of February 14, 2007, TeamStaff entered into a formal letter agreement with Mr. Rick J. Filippelli, its former President and Chief Executive Officer following his appointment to such positions in January 2007. On April 17, 2008, we entered into a new employment agreement with Mr. Filippelli which expired as of September 30, 2009. On November 3, 2009, we announced that Mr. Filippelli informed the board of his intent to resign from such positions in connection with our strategic shift in our current business plan. Mr. Filippelli’s resignation as President and Chief Executive Officer became effective in February 2010. In connection with the foregoing, on November 2, 2009, we entered into a new employment agreement (the “November Agreement”) with Mr. Filippelli, which superseded and replaced the prior employment agreement. The following description of this agreement is qualified in its entirety by reference to the full text of such agreement.
     • The November Agreement was dated November 2, 2009 and expired January 31, 2010. Under the November Agreement, Mr. Filippelli received a base salary of $290,000. Under the November Agreement, Mr. Filippelli was granted options to purchase 30,000 shares of common stock. The options are exercisable for five years from the date of grant and vested upon the termination date, as defined in the November Agreement. The exercise price of the options was equal to closing price of our common stock on the execution date of the November Agreement.
     • In the event of the termination of employment by us without “cause” or by him for “good reason,” as those terms are defined in the November Agreement, or in the event his employment is terminated due to his disability, Mr. Filippelli would have been entitled to: (a) a severance payment of 12 months of base salary; (b) continued participation in our health and welfare plans for a period not to exceed 18 months from the termination date; and (c) all compensation accrued but not paid as of the termination date. In the event of the termination of his employment due to his death, Mr. Filippelli’s estate would be entitled to receive all compensation accrued but not paid as of the termination date and continued participation in our health and welfare plans for a period not to exceed 18 months from the termination date. If his employment is terminated by us for “cause” or by him without “good reason,” he is not entitled to any additional compensation or benefits other than his accrued and unpaid compensation.
     • Further, in the event of a termination of his employment by him for good reason (as defined in the November Agreement), (a) Mr. Filippelli’s right to purchase shares of common stock pursuant to any stock option or stock option plan shall immediately fully vest and become exercisable, (b) the exercise period in which he may exercise his options to purchase common stock shall be extended to the duration of their original term, as if he remained an employee of the Company, and (c) the terms of such options shall be deemed amended to reflect the foregoing provisions. Further, in the event of a termination of the Mr. Filippelli’s employment for cause, options granted and not exercised as of the termination date shall terminate immediately and be null and void. In the event of a termination of his employment due to his death or disability, Mr. Filippelli’s (or his estate’s or legal representative’s) right to exercise any stock option, to the extent vested as of the termination date, shall remain exercisable for a period of twelve (12) months following the termination date, but in no event after the expiration of the exercise period. In the event of a termination of his employment other than for good reason, his right to exercise the stock options, to the extent vested as of the termination date, shall remain exercisable for a period of three months following the termination date, but in no event after the expiration of the exercise period.

     • The November Agreement further provided that in the event of a change in control, or termination without cause by us or for good reason by Mr. Filippelli, the conditions to the vesting of any outstanding restricted stock awards granted to Mr. Filippelli will be deemed void and all such shares shall be immediately and fully vested and delivered to him. Mr. Filippelli agreed not sell 35,000 restricted shares of the Company’s common stock originally scheduled to vest in January 2011, and the shares of common stock underlying the option granted pursuant to the new employment agreement until the earlier of a change of control or January 31, 2011. The November Agreement also provided for benefits including a severance payment and accelerated vesting of incentive awards in the event that his employment was terminated or materially reduced following a “change in control” (as defined in the November Agreement). Pursuant to the November Agreement, Mr. Filippelli was subject to customary confidentiality, non-solicitation of employees and non-competition obligations that survive the termination of such agreement.
     Subsequently, on February 11, 2010, the Company entered into a separation agreement with Mr. Filippelli memorializing the terms of his departure from the Company. Consistent with his employment agreement, pursuant to the separation agreement and in consideration of the general release granted by Mr. Filippelli to the Company, the Company agreed to provide Mr. Filippelli with the following: (a) a severance payment of $290,000; (b) the provision of health benefits through February 5, 2011; and (c) all unvested stock options and restricted stock awards shall been deemed vested as of the termination date of his employment and all outstanding options shall remain exercisable for their original exercise period. Mr. Filippelli also agreed that he will not sell the 35,000 restricted shares of the Company’s common stock originally scheduled to vest in January 2011, and the 30,000 shares of common stock underlying the option granted pursuant to the November 2009 employment agreement until the earlier of a change of control of the Company, as defined in such employment agreement, or January 31, 2011. The summary description of this separation agreement is qualified in its entirety by reference to the full text of such agreement.
Cheryl Presuto
     On July 30, 2008, we entered into an employment agreement with our Chief Financial Officer, Cheryl Presuto, which expired as of September 30, 2009. On January 14, 2010, we entered into a new employment agreement with Ms. Presuto, the terms of which are summarized below. The following description of our new employment agreement with Ms. Presuto is qualified in its entirety by reference to the full text of such agreement.
     • The employment agreement is for an initial term expiring September 30, 2010. Under the employment agreement, Ms. Presuto will receive a base salary of $181,000. The term of the agreement is effective as of October 1, 2009. Upon any termination of the Employee’s employment on or after the expiration date, other than cause (as defined in the employment agreement), Ms. Presuto will be entitled to the severance payment described below.
     • Ms. Presuto may receive a bonus in the sole discretion of the Management Resources and Compensation Committee of the board of directors of up to 50% of her base salary for each fiscal year of employment. The bonus will be based on performance targets and other key objectives established by the Management Resources and Compensation Committee.
     • Grant of options to purchase 75,000 shares of common stock under the Company’s 2006 Plan. The vesting schedule applicable to the options is as follows: 50% of the options shall vest on the date of the agreement and the balance shall vest on September 30, 2010, provided Ms. Presuto is an employee as of such date. The options are exercisable for a period of five years at a per share exercise price equal to the closing price of the Company’s common stock on the date of execution of the employment agreement.
     In the event of the termination of her employment, the Options will be governed by the terms of the 2006 Plan, except that the following provisions shall apply:
(i)	in the event Ms. Presuto’s employment is terminated for cause, options granted and not exercised as of the termination date shall terminate immediately and be null and void;

(ii)	in the event her employment with the Company is terminated due to her death, or disability, her (or her estate’s or legal representative’s) right to purchase shares of common stock pursuant to any stock option or stock option plan to the extent vested as of the date of termination shall remain exercisable for a period of 12 months, but in no event after the expiration of the option;

(iii)	in the event Ms. Presuto elects to terminate her employment other than for good reason (as defined in the agreement), her right to purchase shares of common stock of the Company pursuant to any stock option or stock option plan to the extent vested as of the date of termination shall remain exercisable for a period of three months following such termination date, but in no event after the expiration of option; and

(iv)	In the event of (A) a change of control, as defined in the agreement, (B) employee’s termination by the Company without cause or; (C) termination by employee for good reason, the conditions to the vesting of any outstanding restricted stock awards or options granted under the agreement shall be deemed void and all such shares and options shall be immediately and fully vested and delivered to the employee and all outstanding options shall remain exercisable for a period of 24 months following the date of termination, but in no event after the expiration date of any such option.
     • In the event of the termination of employment by us without “cause” or by Ms. Presuto for “good reason,” as those terms are defined in the employment agreement, or in the event her employment is terminated due to her disability, she would be entitled to: (a) a severance payment of 12 months of base salary; (b) continued participation in our health and welfare plans for a period not to exceed 12 months from the termination date; and (c) all compensation accrued but not paid as of the termination date. In addition, in the event of termination for disability, she would also receive a pro-rata bonus, as described below.
     • In the event of the termination of her employment due to her death, Ms. Presuto’s estate would be entitled to receive: (a) all compensation accrued but not paid as of the termination date; (b) continued participation in our health and welfare plans for a period not to exceed 12 months from the termination date; and (c) payment of a “pro rata bonus”, which is defined as an amount equal to the maximum bonus Ms. Presuto had an opportunity to earn multiplied by a fraction, the numerator of which shall be the number of days from the commencement of the fiscal year to the termination date, and the denominator of which shall be the number of days in the fiscal year in which she was terminated.
     • If Ms. Presuto’s employment is terminated by us for “cause” or by her without “good reason,” she is not entitled to any additional compensation or benefits other than her accrued and unpaid compensation.
     • In the event that within 180 days of a “change in control” as defined in the employment agreement, (a) Ms. Presuto is terminated, or (b) her status, title, position or responsibilities are materially reduced and she terminates her employment, the Company shall pay and/or provide to her, the following compensation and benefits:
     (A) The Company shall pay Ms. Presuto, in lieu of any other payments due hereunder, (i) the accrued compensation; (ii) the continuation benefits; and (iii) as severance, base salary for a period of 12 months, payable in equal installments on each of the Company’s regular pay dates for executives during the twelve months commencing on the first regular executive pay date following the termination date; and
     (B) The conditions to the vesting of any outstanding incentive awards (including restricted stock, stock options and granted performance shares or units) granted to Ms. Presuto under any of the Company’s plans, or under any other incentive plan or arrangement, shall be deemed void and all such incentive awards shall be immediately and fully vested and exercisable. Further, any such options shall be deemed amended to provide that in the event of termination after a change of control, the options shall remain exercisable for the duration of their term.
     • Upon the effective date of an event constituting a change of control, the Company shall pay Ms. Presuto, in one lump sum upon the first day of the month immediately following such event, an amount equal to her then current base salary. Ms. Presuto shall be entitled to such payment whether or not her employment with the Company continues after the change of control.

     • If the payments due in the event of a change in control would constitute an “excess parachute payment” as defined in Section 280G of the Code, the aggregate of such credits or payments under the employment agreement and other agreements shall be reduced to the largest amount as will result in no portion of such aggregate payments being subject to the excise tax imposed by Section 4999 of the Code. The priority of the reduction of excess parachute payments shall be in the discretion of Ms. Presuto.
     • Pursuant to the employment agreement, Ms. Presuto is subject to customary confidentiality, non-solicitation of employees and non-competition obligations that survive the termination of such agreements.
Kevin Wilson
     On October 3, 2008, we entered into an employment agreement with Mr. Kevin Wilson, the President of our TeamStaff GS subsidiary. The employment agreement is for an initial term expiring September 30, 2010. Under the employment agreement, Mr. Wilson will receive a base salary of $200,000. The term of the agreement is effective as of October 1, 2008. Mr. Wilson may receive a bonus in the sole discretion of the Management Resources and Compensation Committee of the board of directors and will have an opportunity to earn a cash bonus of up to 70% of his base salary for each fiscal year of employment. The bonus will be based on performance targets and other key objectives established by the Chief Executive Officer. Thirty percent of the bonus shall be based on achieving revenue targets, sixty percent shall be based on achieving EBITDA targets, and ten percent shall be based on achieving corporate goals established by the Chief Executive Officer. Additional terms of his agreement are as follows:
     • Grant of 30,000 shares of restricted common stock. The vesting schedule applicable to the restricted stock is as follows: one-third of the restricted shares vest on the date of the agreement; one-third vest on September 30, 2009, upon satisfaction of performance targets and other key objectives established by the Chief Executive Officer for fiscal 2009; and one-third vest on September 30, 2010, upon the satisfaction of the performance targets determined for fiscal 2010. However, in the event of a change in control (as defined in the employment agreement), the conditions to the vesting of the restricted stock awards shall be deemed void and all such shares shall be immediately and fully vested.
     • In the event of the termination of employment by us without “cause” or by Mr. Wilson for “good reason,” as those terms are defined in the employment agreement, or in the event his employment is terminated due to his disability, he would be entitled to: (a) a severance payment of 6 months of base salary; (b) continued participation in our health and welfare plans for a period not to exceed 6 months from the termination date; and (c) all compensation accrued but not paid as of the termination date. In addition, in the event of termination for disability, he would also receive a pro-rata bonus, as described below.
     • In the event of the termination of his employment due to his death, Mr. Wilson’s estate would be entitled to receive: (a) all compensation accrued but not paid as of the termination date; (b) continued participation in our health and welfare plans for a period not to exceed 6 months from the termination date; and (c) payment of a “pro rata bonus”, which is defined as an amount equal to the lesser of (i) $75,000, and (ii) the targeted bonus multiplied by a fraction, the numerator of which shall be the number of days from the commencement of the fiscal year to the termination date, and the denominator of which shall be the number of days in the fiscal year in which his employment was terminated. If his employment is terminated by us for “cause” or by him without “good reason,” he is not entitled to any additional compensation or benefits other than his accrued and unpaid compensation.
     • In the event that within 90 days of a “change in control” as defined in the employment agreement, (a) Mr. Wilson is terminated, or (b) his status, title, position or responsibilities are materially reduced and he terminates his employment, we shall pay and/or provide to him the following compensation and benefits: (A) (i) the accrued compensation; (ii) the continuation benefits; and (iii) as severance, base salary for a period of 6 months, payable in equal installments on each of the Company’s regular pay dates for executives during the six months commencing on the first regular executive pay date following the termination date; and (B) The conditions to the vesting of any outstanding incentive awards (including restricted stock, stock options and granted performance shares or units) granted to Mr. Wilson shall be deemed void and all such awards shall be immediately and fully vested.

     • In addition, in the event the Company serves a “notice of retention” and Mr. Wilson diligently performs his duties during the “retention period” (as those terms are defined in the employment agreement), the Company shall pay him, in one lump sum on the first day of the month immediately following the month in which the retention period ends, an amount equal to 50% of his then current base salary. In the event the Company fails to serve a notice of retention, the Company shall pay him in one lump sum on the first day of the month immediately following the change of control, an amount equal to 50% of his then current base salary.
     • Notwithstanding the foregoing, if the payments due in the event of a change in control would constitute an “excess parachute payment” as defined in Section 280G of the Code, the aggregate of such credits or payments under the employment agreement and other agreements shall be reduced to the largest amount as will result in no portion of such aggregate payments being subject to the excise tax imposed by Section 4999 of the Code.
     • Pursuant to the employment agreement, Mr. Wilson is subject to customary confidentiality, non-solicitation of employees and non-competition obligations that survive the termination of such agreement.
Dale West
     On December 3, 2008, we entered into an employment agreement with Ms. Dale West, the former President of the former TeamStaff Rx subsidiary. The employment agreement was for an initial term expiring September 30, 2010. However, as previously reported, Ms. West’s employment with TeamStaff terminated in connection with the closing of the sale of the operating assets of TeamStaff Rx to Advantage RN, which occurred January 4, 2010. Ms. West will receive severance payments and benefits as provided for in this agreement. Under the employment agreement, Ms. West received a base salary of $200,000. Ms. West was eligible to receive a bonus in the sole discretion of the Management Resources and Compensation Committee of up to 70% of her base salary for each fiscal year of employment.
     Additional terms of her agreement were as follows: (i) grant of 30,000 shares of restricted common stock, vesting in two equal annual installments on September 30, 2009 and September 30, 2010, upon satisfaction of performance targets and other key objectives established by the Chief Executive Officer; (ii) Ms. West was eligible to receive a quarterly stock bonus equal to $12,500 of the Company’s common stock at the end of each calendar quarter of employment for satisfaction of performance criteria and other key objectives established by the Chief Executive Officer, provided that the first two quarterly bonuses were deemed earned if she is continuously employed by the Company during such quarters; (iii) in the event of the termination of employment by us without “cause” or by Ms. West for “good reason,” as those terms are defined in the employment agreement, or in the event her employment is terminated due to her disability, she would have been entitled to: (a) a severance payment of 6 months of base salary; (b) continued participation in our health and welfare plans for a period not to exceed 6 months from the termination date; and (c) all compensation accrued but not paid as of the termination date. In addition, in the event of termination for disability, she would also have received a pro-rata bonus (defined as an amount equal to the lesser of (x) $75,000, and (y) the targeted bonus multiplied by a fraction, the numerator of which shall be the number of days from the commencement of the fiscal year to the termination date, and the denominator of which shall be the number of days in the fiscal year in which she was terminated); and (iv) severance and other benefits if within 90 days of a “change in control” (as defined in the employment agreement), her employment was terminated or her status, title, position or responsibilities were materially reduced and she terminated her employment. Pursuant to the employment agreement, Ms. West is subject to customary confidentiality, non-solicitation of employees and non-competition obligations that survive the termination of such agreement.
Stock Option Plans
2006 Long Term Incentive Plan
     The board of directors adopted the 2006 Long Term Incentive Plan (the “2006 Plan”) on January 17, 2006. The shareholders approved the 2006 Plan at the annual meeting on April 27, 2006. The maximum number of shares of common stock that may be delivered to participants under the 2006 Long-Term Incentive Plan equals the sum of: (a) 1,250,000 shares of common stock (after giving effect to the reverse stock split implemented in 2008); (b) any shares subject to awards granted under the 2000 Employee Plan and the 2000 Non-Executive Director Plan

(collectively, the “2000 Plans”), which are forfeited, expired, canceled or settled in cash without delivery of such shares to the participant or otherwise is terminated without a share issuance; (c) any shares tendered by participants or withheld in payment of the exercise price of options or to satisfy withholding taxes under the 2000 Plans; and (d) any shares repurchased with the proceeds of options exercised under the 2000 Plans. As of September 30, 2009, there were 550,778 shares of common stock granted pursuant to awards under the 2006 Long Term Incentive Plan.
Administration. The 2006 Long Term Incentive Plan is administered by the Management Resources and Compensation Committee. The 2006 Long Term Incentive Plan authorizes the committee to select those participants to whom awards may be granted, to determine whether and to what extent awards are granted, to determine the number of shares of common stock or other considerations to be covered by each award, to determine the terms and conditions of awards, to amend the terms of outstanding awards, and to take any other action consistent with the terms of the 2006 Plan as the committee deems appropriate.
Terms and Conditions of Awards. The committee is authorized to make any type of award to a participant that is consistent with the provisions of the 2006 Plan. Awards may consist of options, stock appreciation rights, restricted stock, restricted stock units, performance shares, cash awards or any combination of these types of awards.
     Subject to the terms of the 2006 Plan, the committee determines the provisions, terms and conditions of each award. The committee may grant awards subject to vesting schedules or restrictions and contingencies in the Company’s favor. However, the awards may be subject to acceleration such that they become fully vested, exercisable and released from any restrictions or contingencies upon the occurrence of a change of control (as defined in the Plan). The committee may provide that stock-based awards earn dividends or dividend equivalents, which may be paid in cash or shares or may be credited to an account designated in the name of the participants. Participants may also be required or permitted to defer the issuance of shares or cash settlements under awards including under other deferred compensation arrangements of the Company. Each option granted under the 2006 Plan will be designated as either an incentive stock option or a non-statutory stock option. No option or stock appreciation right may be granted with a term of more than 10 years from the date of grant.
     Performance shares or cash awards will depend on achievement of performance goals based on one or more performance measures determined by the committee over a performance period as prescribed by the committee of not less than one year and not more than five years. Performance goals may be established on a corporate-wide basis or as to one or more business units, divisions or subsidiaries, and may be in either absolute terms or relative to the performance of one or more comparable companies on an index covering multiple companies. “Performance measures” means criteria established by the committee from time to time prior to granting the performance shares or cash awards.
Exercise Price. The 2006 Plan authorizes the committee to grant options and stock appreciation rights at an exercise price of not less than 100% of the fair market value of the shares on the date of grant. The committee has the right to provide post-grant reduction in exercise price to reflect any floating index as specified in an award agreement. The exercise price is generally payable in cash, check, surrender of pre-owned shares of common stock, broker-dealer exercise and sale, or by such other means determined by the committee.
Option Repricing Prohibited. The exercise price for any outstanding option or stock appreciation right may not be decreased after the date of grant, nor may any outstanding option or stock appreciation right be surrendered as consideration for the grant of a new option or stock appreciation right with a lower exercise price.
2000 Employee Stock Option Plan
     In the fiscal year 2000, the board of directors and shareholders approved the adoption of the 2000 Employee Plan to provide for the grant of options to purchase up to 428,572 shares (after giving effect to the reverse stock split implemented in 2008) of TeamStaff’s common stock to all employees, including senior management. The 2000 Employee Plan replaced the 1990 Employee Plan and Senior Management Plans, both of which expired. Under the terms of the approved 2000 Employee Plan, options granted there under may be designated as options which qualify for incentive stock option treatment (“ISOs”) under Section 422A of the Code, or options which do not so qualify (“Non-ISOs”). As of September 30, 2009, there were 4,500 options outstanding under the 2000 Employee Plan.

     The 2000 Employee Plan is administered by the Management Resources and Compensation Committee designated by the board of directors. The Management Resources and Compensation Committee has the discretion to determine the eligible employees to whom, and the times and the price at which, options will be granted; whether such options shall be ISOs or Non-ISOs; the periods during which each option will be exercisable; and the number of shares subject to each option. The committee has full authority to interpret the 2000 Employee Plan and to establish and amend rules and regulations relating thereto.
     Under the 2000 Employee Plan, the exercise price of an option designated, as an ISO shall not be less than the fair market value of the common stock on the date the option is granted. However, in the event an option designated as an ISO is granted to a ten percent (10%) shareholder (as defined in the 2000 Employee Plan), such exercise price shall be at least 110% of such fair market value. Exercise prices of Non-ISO options may be less than such fair market value. The aggregate fair market value of shares subject to options granted to a participant, which are designated as ISOs and which become exercisable in any calendar year shall not exceed $100,000.
     The Management Resources and Compensation Committee may, in its sole discretion, grant bonuses or authorize loans to or guarantee loans obtained by an optionee to enable such optionee to pay the exercise price or any taxes that may arise in connection with the exercise or cancellation of an option. The Management Resources and Compensation Committee can also permit the payment of the exercise price in the common stock of the Company held by the optionee for at least six months prior to exercise.
2000 Non-Executive Director Option Plan
     In fiscal year 2000, the board of directors and stockholders approved the adoption of the 2000 Non-Executive Director Plan (the “2000 Non-Executive Director Plan”) to provide for the grant of options to non-employee directors of TeamStaff. Under the terms of the 2000 Non-Executive Director Plan, each non-executive director is automatically granted an option to purchase 5,000 shares upon joining the board and each September lst, pro rata, based on the time the director has served in such capacity during the previous year. The 2000 Non-Executive Director Plan also provides that directors, upon joining the board, and for one (1) year thereafter, will be entitled to purchase restricted stock from TeamStaff at a price equal to 80% of the closing bid price on the date of purchase up to an aggregate purchase price of $50,000. The 2000 Non-Executive Director Plan replaced the previous director plan that expired in April 2000.
     Under the 2000 Non-Executive Director Plan, the exercise price for options granted under the 2000 Non-Executive Director Plan shall be 100% of the fair market value of the common stock on the date of grant. Until otherwise provided in such Plan, the exercise price of options granted under the 2000 Non-Executive Director Plan must be paid at the time of exercise, either in cash, by delivery of shares of common stock of TeamStaff or by a combination of each. The term of each option commences on the date it is granted and unless terminated sooner as provided in the 2000 Non-Executive Director Plan, expires five (5) years from the date of grant. The Compensation Committee has no discretion to determine which non-executive director or advisory board member will receive options or the number of shares subject to the option, the term of the option or the exercisability of the option. However, the Compensation Committee will make all determinations of the interpretation of the 2000 Non-Executive Director Plan. Options granted under the 2000 Non-Executive Director Plan are not qualified for incentive stock option treatment. As of September 30, 2009, there were 5,625 options held by directors outstanding under the 2000 Non-Executive Director Plan.
     Effective January 19, 2007, the 2000 Non-Executive Director Plan was suspended due to a change in the compensation terms for non-employee board members. For additional information regarding our director compensation policy, see above under the caption “Director Compensation”.

Equity Compensation Plan Information
     TeamStaff has three equity compensation plans, all of which were approved by its board of directors and shareholders. The table set forth below discloses outstanding and available awards under our equity compensation plans as of September 30, 2009. The Company has no equity compensation plans that have not been approved by security holders. All option grants made to executive officers and directors, including those to the Chief Executive Officer, under employment agreements, are made under the plans referenced below. All grants of restricted stock made to executive officers are made under the plan referenced below. The plans under which equity securities are outstanding are: the 2000 Employee Stock Option Plan; the 2000 Non-Executive Director Option Plan; and the 2006 Long Term Incentive Plan.

Equity Compensation Plan Information (*)
(b)
Weighted
		Average	(c)
	(a)	exercise price of	Number of securities
	Number of Securities	outstanding	remaining available for
	to be issued upon	options, warrants	future issuances under
	exercise of	and rights (or fair	equity compensation plans
	outstanding options,	value at date of	(excluding securities reflected in
Plan Category	warrants and rights	grant)	column (a))
Equity Compensation Plans Approved by Security Holders:

2000 Employee Stock Option Plan	4,500	$7.84	—

2000 Non-Executive Director Stock Option Plan (1)	5,625	$5.50	—

2006 Long Term Incentive Plan	396,250	$2.00	1,168,419

(1)	5,000 shares per year per non-executive director are granted under the 2000 Non-Executive Director Plan for a full year’s service and prorated for less than a full year’s service. Effective January 19, 2007, this Plan was suspended due to a change in the compensation terms for non-employee board members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information as of the Record Date with respect to each director, each named executive officer, and directors and executive officers of TeamStaff as a group, and to the persons known by TeamStaff to be the beneficial owner of more than five percent of any class of TeamStaff’s voting securities. As of the Record Date, TeamStaff had 5,103,482 shares of common stock outstanding. The figures stated below are based upon Schedule 13Ds, Schedule 13D/As, Form 3s, and Form 4s filed with the Securities and Exchange Commission by the named persons.

	Number of Shares	Percent of Company’s
Name	Currently Owned (1)	Outstanding Stock
William H. Alderman (2)	11,938	*
c/o TeamStaff, Inc. 1 Executive Drive Somerset, NJ 08873

Peter Black (3)(12)	20,750	*
c/o TeamStaff, Inc. 1 Executive Drive Somerset, NJ 08873

Martin J. Delaney (4)	22,432	*
c/o TeamStaff, Inc. 1 Executive Drive Somerset, NJ 08873

Karl W. Dieckmann (5)	42,731	*
c/o TeamStaff, Inc. 1 Executive Drive Somerset, NJ 08873

Zachary C. Parker (6)	500,000	8.92%
c/o TeamStaff, Inc. 1 Executive Drive Somerset, NJ 08873

T. Stephen Johnson (7)	82,877	1.62%
c/o TeamStaff, Inc. 1 Executive Drive Somerset, NJ 08873

Frederick G. Wasserman (8)	16,563	*
c/o TeamStaff, Inc. 1 Executive Drive Somerset, NJ 08873

Cheryl Presuto (9)	82,500	1.60%
c/o TeamStaff, Inc. 1 Executive Drive Somerset, NJ 08873

Kevin Wilson (10)	30,000	*
c/o TeamStaff, Inc. 1 Executive Drive Somerset, NJ 08873

Bernard J. Korman (11)	729,146	14.29%
2129 Chestnut Street Philadelphia, PA 19103

	Number of Shares	Percent of Company’s
Name	Currently Owned (1)	Outstanding Stock
Wynnefield Partners Small Cap Value LP (12)(13)	332,097	6.51%
450 Seventh Ave New York, NY 10123

Wynnefield Partners Small Cap Value LP I (12)(14)	428,850	8.40%
450 Seventh Ave New York, NY 10123

Wynnefield Partners Small Cap Value Offshore Fund, Ltd. (12)(15)	428,072	8.39%
450 Seventh Ave New York, NY 10123

Wynnefield Capital Profit Sharing Plan (12)(16)	92,563	1.81%
450 Seventh Ave New York NY 10123

Channel Partnership II, LP (12)(17)	12,500	*
450 Seventh Ave New York NY 10123

Hummingbird Value Fund (11)	145,060	2.84%
460 Park Avenue, 12th Flr. New York NY 10022

Hummingbird Microcap Value Fund (11)	129,340	2.53%
460 Park Avenue, 12th Flr. New York NY 10022

All officers and directors as a group (9) persons (2, 3, 4, 5, 6, 7, 8, 9, 10, 12)	2,103,872	37.71%

*	Less than 1 percent.

1.	Ownership consists of sole voting and investment power except as otherwise noted.

2.	Includes 4,063 unvested shares of restricted stock which may vest within 60 days. Excludes 4,063 shares of restricted stock which are unvested and subject to vesting requirements. Includes 7,500 shares of restricted stock that are vested.

3.	Includes options to purchase 1,875 shares of TeamStaff’s common stock. Includes 4,375 unvested shares of restricted stock which may vest within 60 days. Excludes 4,375 shares of restricted stock which are unvested and subject to vesting requirements. Includes 10,000 shares of restricted stock that are vested. Mr. Black is a member of the Company’s board of directors and is an Investment Analyst and Portfolio Manager at Wynnefield Capital, Inc. Mr. Black expressly disclaims beneficial ownership of the securities owned by Wynnefield Capital and its affiliates.

4.	Includes options to purchase 1,250 shares of TeamStaff’s common stock. Includes 4,375 unvested shares of restricted stock which may vest within 60 days. Excludes 4,375 shares of restricted stock which are unvested and subject to vesting requirements. Includes 6,250 shares of restricted stock that are vested.

5.	Includes options to purchase 2,500 shares of TeamStaff’s common stock. Includes 5,000 unvested shares of restricted stock which may vest within 60 days. Excludes 5,000 shares of restricted stock which are unvested and subject to vesting requirements. Includes 13,750 shares of restricted stock that are vested.

6.	Includes vested options to purchase 50,000 shares of TeamStaff’s common stock and 450,000 unvested options which are subject to price-based vesting targets which may vest within 60 days.

7.	Includes an aggregate of 36,947 shares owned by or on behalf of certain of the holder’s family members and as to which shares the listed holder expressly disclaims beneficial ownership. Includes options to purchase 2,500 shares of TeamStaff’s common stock. Includes 4,375 unvested shares of restricted stock which may vest within 60 days. Excludes 4,375 shares of restricted stock which are unvested and subject to vesting requirements. Includes 10,000 shares of restricted stock that are vested.

8.	Includes 4,063 unvested shares of restricted stock which may vest within 60 days. Excludes 4,063 shares of restricted stock which are unvested and subject to vesting requirements. Includes 8,750 shares of restricted stock that are vested.

9.	Includes options to purchase 37,500 shares of TeamStaff’s common stock. Excludes unvested options to purchase 37,500 shares of TeamStaff’s common stock. Includes 45,000 shares of restricted stock which are vested. Excludes 20,000 shares of restricted stock which are unvested and subject to vesting requirements.

10.	Includes 30,000 shares of restricted stock which are vested. Excludes 30,000 shares of restricted stock which are unvested and subject to vesting requirements.

11.	Beneficial ownership is based on Schedule 13D filed with the SEC.

12.	Beneficial ownership is based upon Schedule 13D, Schedule 13D/As, Form 3, and Form 4s filed with the SEC. Mr. Peter Black, one of our directors, is an affiliate of Wynnefield Capital and its affiliated entities. Mr. Black expressly disclaims beneficial ownership of the securities owned by Wynnefield Capital and its affiliates.

13.	Listed shares are directly beneficially owned by Wynnefield Partners Small Cap Value, L.P., as members of a group under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Wynnefield Capital Management, LLC, as the sole general partner of Wynnefield Partners Small Cap Value, L.P., has an indirect beneficial ownership interest in the shares of Common Stock that Wynnefield Partners Small Cap Value L.P. directly beneficially owns. Nelson Obus and Joshua Landes, as co-managing members of Wynnefield Capital Management, LLC, have an indirect beneficial ownership interest in such shares of Common Stock.

14.	Listed shares are directly beneficially owned by Wynnefield Partners Small Cap Value, L.P. I, as members of a group under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Wynnefield Capital Management, LLC, as the sole general partner of Wynnefield Partners Small Cap Value, L.P. I, has an indirect beneficial ownership interest in the shares of Common Stock that Wynnefield Partners Small Cap Value L.P. I directly beneficially owns. Nelson Obus and Joshua Landes, as co-managing members of Wynnefield Capital Management, LLC, have an indirect beneficial ownership interest in such shares of Common Stock.

15.	Listed shares are directly beneficially owned by Wynnefield Small Cap Value Offshore Fund, Ltd., as members of a group under Section 13(d) of the Exchange Act. Wynnefield Capital, Inc. as the sole investment manager of Wynnefield Small Cap Value Offshore Fund, Ltd., has an indirect beneficial ownership interest in the shares of Common Stock that Wynnefield Small Cap Value Offshore Fund, Ltd. directly beneficially owns. Mr. Obus and Mr. Landes, as principal executive officers of Wynnefield Capital, Inc., have an indirect beneficial ownership interest in the shares of Common Stock that Wynnefield Small Cap Value Offshore Fund, Ltd. directly beneficially owns.

16.	Wynnefield Capital Inc. Profit Sharing Plan directly beneficially owns 92,563 shares of common stock of TeamStaff. Mr. Obus has the power to vote and dispose of Wynnefield Capital, Inc. Profit Sharing Plan’s investments in securities and has an indirect beneficial ownership interest in the shares of Common Stock that Wynnefield Capital, Inc. Profit Sharing Plan directly beneficially owns.

17.	Listed shares of Common Stock are directly beneficially owned by Channel Partnership II, L.P., as members of a group under Section 13(d) of the Exchange Act. Nelson Obus, as the sole general partner of Channel Partnership II, L.P., has an indirect beneficial ownership interest in the shares of Common Stock that Channel Partnership II, L.P. directly beneficially owns.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND DIRECTOR INDEPENDENCE
     Except as disclosed herein, we have not entered into any material transactions or series of similar transactions with any director, executive officer or any security holder owning 5% or more of our common stock. For information concerning employment agreements with, and compensation of, our executive officers and directors, see the disclosure in the section of this proxy statement captioned “Executive Compensation and Related Information”
Approval for Related Party Transactions
     Although we have not adopted a formal policy relating to the approval of proposed transactions that we may enter into with any of our executive officers, directors and principal shareholders, including their immediate family members and affiliates, our Audit Committee, all of the members of which are independent, reviews the terms of any and all such proposed material related party transactions. The results of this review are then communicated to the entire board of directors, which has the ultimate authority as to whether or not we enter into such transactions. We will not enter into any material related party transaction without the prior consent of our Audit Committee and our board of directors. In approving or rejecting the proposed related party transaction, our Audit Committee and our board of directors shall consider the relevant facts and circumstances available and deemed relevant to them, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. We shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee and our board of directors determine in the good faith exercise of their discretion.
Independence of our Board of Directors and its Committees
     The listing rules established by the Nasdaq Stock Market, LLC require that a majority of the members of a listed company’s board of directors qualify as “independent” as affirmatively determined by the board, meaning that each independent director has no direct or indirect material relationship with a company other than as a director and/or a shareholder. Our board of directors consults with legal counsel to ensure that our board’s determination with respect to the definition of “independent” is consistent with current Nasdaq listing rules. Our board of directors reviewed all relevant transactions or relationships between each director, or any of his family members, and our company and has affirmatively determined that each of our current directors, other than Zachary C. Parker (our Chief Executive Officer), are independent directors under the applicable guidelines noted above. Our board of directors has four committees: the Audit Committee, the Management Resources and Compensation Committee, the Nominating and Corporate Governance Committee and the Executive Committee. All of the members of our Audit, Nominating and Corporate Governance and Management Resources and Compensation Committees meet the standards for independence required under current Nasdaq Stock Market listing rules, SEC rules, and applicable securities laws and regulations.
HOUSEHOLDING OF PROXY MATERIALS
     The SEC has approved a rule governing the delivery of disclosure documents. This rule allows us to send a single copy of this proxy statement to any household at which two or more of our shareholders reside, if we believe that the shareholders are members of the same family. Some banks, brokers and other intermediaries may be participating in this practice of “householding” proxy statements and annual reports. This rule benefits both the Company and its shareholders as it reduces the volume of duplicate information received at a shareholder’s house and helps reduce our expenses. Each shareholder, however, will continue to receive individual proxy cards or voting instructions forms. Shareholders that have previously received a single set of disclosure documents may request their own copy by contacting their bank, broker or other nominee record holder. We will also deliver a separate copy of this proxy statement to any shareholder upon written request to Corporate Secretary, TeamStaff, Inc., 1 Executive Drive, Suite 130, Somerset, New Jersey 08873.

SHAREHOLDER PROPOSALS
     By-law Provisions. In accordance with our by-laws, a shareholder who desires to present a proposal for consideration at next year’s annual meeting must submit the proposal no later than the close of business on the date that is 90 days prior to the anniversary date of the immediately preceding annual meeting. The submission should include the proposal and a brief statement of the reasons for it, the name and address of the shareholder (as they appear in our stock transfer records), the number of shares beneficially owned by the shareholder and a description of any material interest that the shareholder may have in the proposal. Proposals should be addressed to Corporate Secretary, TeamStaff, Inc., 1 Executive Drive, Suite 130, Somerset, New Jersey 08873.
     Eligibility to Submit a Proposal. Under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, in order to be eligible to submit a proposal, you must have continuously held at least $2,000 in market value, or 1%, of the Company’s securities entitled to be voted on the proposal at the meeting for at least one year by the date you submit the proposal. You must continue to hold those securities through the date of the meeting.
     Inclusion in Next Year’s Proxy Statement. Notwithstanding the Company’s by-law provisions cited above, a shareholder who desires to have his or her proposal included in next year’s proxy statement must deliver the proposal to our principal executive offices (at the address noted above) no later than the close of business on March 18, 2011.
     Presentation at Meeting. Rule 14a-4(c) under the Exchange Act provides that if a proponent of a proposal fails to notify us at the address below at least 45 days prior to the month and day of mailing of the prior year’s proxy statement (or any date specified in an advance notice provision), then the management proxy holders will be allowed to use their discretionary voting authority with respect to the voting of proxies when the proposal is presented at the meeting, without any discussion of the matter in the proxy statement. With respect to our 2011 annual meeting of stockholders, if we are not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in our proxy statement, by June 1, 2011, the management proxy holders will be allowed to use their discretionary authority with respect to the voting of proxies.
ADDITIONAL INFORMATION
     A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM l0-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2009 FILED WITH THE SEC WILL BE FURNISHED WITHOUT EXHIBITS TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST SENT TO SECRETARY, TEAMSTAFF, INC., 1 EXECUTIVE DRIVE, SUITE 130, SOMERSET, NEW JERSEY 08873. Each request must set forth a good faith representation that as of the Record Date, the person making the request was the beneficial owner of common stock of TeamStaff entitled to vote at the annual meeting of shareholders. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy and information statements and other information with the SEC. Such reports, proxy and information statements and other information we file can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. at prescribed rates. You can contact the SEC at 1-800-SEC-0330 for additional information about these facilities. The SEC maintains a web site that contains reports, proxy and information statements and other information filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval System. This web site can be accessed at http://www.sec.gov.

OTHER BUSINESS
     As of the date of this proxy statement, the only business which the board of directors intends to present, and knows that others will present, at the annual meeting is that herein above set forth. If any other matter or matters are properly brought before the annual meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

By Order of the Board of Directors
Victor J. DiGioia,
Secretary

July 16, 2010
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.

TEAMSTAFF, INC.
VOTE BY INTERNET OR TELEPHONE
QUICK * * * EASY * * * IMMEDIATE
As a stockholder of TeamStaff, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on August 18, 2010.

:		(		*

Vote Your Proxy on the Internet: www.continentalstock.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Vote Your Proxy by Phone: Call 1 (866) 894-0537 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	OR	Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY	Please mark your votes like this	☒
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”:		FOR all	WITHHOLD AUTHORITY			FOR	AGAINST	ABSTAIN
1.	Election of Directors		Nominees listed to the left	to vote (except as marked to the contrary for all nominees listed to the left)	2.	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐
	NOMINEES:	(01) FREDERICK G. WASSERMAN AND	☐	☐
		(02) WILLIAM H. ALDERMAN
(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

Label Area 4” x 1 1/2”
PRINT AUTHORIZATION (THIS BOXED AREA DOES NOT PRINT)

To commence printing on this proxy card please sign, date and fax this card to this number: 212-691-9013 or email us your approval.

SIGNATURE:                                   DATE:                  TIME:
Registered Quantity                      Broker Quantity
Note: SCOTTI to Email final approved copy for Electronic Voting website setup: Yes ☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TWO NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

UPON FINAL APPROVAL FORWARD INTERNET & TELEPHONE VOTING TO SUNGUARD WITHOUT THE YELLOW BOX, BLUE BOX & CROP MARKS	COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature                                                                                           Signature                                                                               Date                                                  , 2010.
Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be held August 19, 2010
This proxy statement and our 2009 Annual Report to Stockholders are available at http://www.cstproxy.com/teamstaff/2010
▼FOLD AND DETACH HERE AND READ THE REVERSE SIDE▼

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
TEAMSTAFF, INC.
     The undersigned appoints Zachary C. Parker and Frederick G. Wasserman, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of TeamStaff, Inc. held of record by the undersigned at the close of business on July 8, 2010 at the Annual Meeting of Stockholders of TeamStaff, Inc. to be held on August 19, 2010 or at any adjournment thereof.
(Continued, and to be marked, dated and signed, on the other side)